Exhibit 99.1

n e w s   r e l e a s e

Executive Offices	For Further Information Contact:
2200 E. Golf Road

Des Plaines, IL 60016-1267

www.unitedstationers.com

Richard W. Gochnauer

President and Chief Executive Officer

or

Kathleen S. Dvorak

Sr. Vice President and Chief Financial Officer

United Stationers Inc.
(847) 699-5000

FOR IMMEDIATE RELEASE

LAGASSE, INC. SIGNS A DEFINITIVE PURCHASE AGREEMENT FOR SWEET PAPER SALES TO
EXPAND ITS PRESENCE IN THE FOODSERVICE REDISTRIBUTION MARKET

Des Plaines, Ill., May 19, 2005 — United Stationers Inc. (NASDAQ: USTR) announced today that its Lagasse, Inc. subsidiary signed a definitive purchase agreement with the shareholders of Sweet Paper Sales Corp. and with Sweet Paper Sales Group, which are headquartered in Hialeah, Florida.  The Sweet Paper companies are privately held, with combined annual sales of approximately $250 million.  Sweet Paper currently offers 10,000 janitorial/sanitation, paper and foodservice products to approximately 5,000 distributors in twenty-three states.  The companies are regionally focused in the Southeast, California, Texas and Massachusetts.  Sweet Paper operates from ten distribution facilities. The transaction is expected to close in the second quarter of 2005, subject to customary closing conditions.

Opportunity to Expand Market and Strengthen Janitorial/Sanitation Business

“Our janitorial/sanitation subsidiary, Lagasse, Inc., continues to be one of the most successful areas of our business and represents one of our fastest growing product categories,” said Richard W. Gochnauer, president and chief executive officer of United Stationers.

“The acquisition of Sweet Paper will expand our presence in the high-growth foodservice product market where we have already achieved positive results.  We believe there is a good strategic and cultural fit with Lagasse.  Sweet Paper is a well-run, profitable company, with outstanding people,” continued Gochnauer. “We believe the acquisition of the Sweet Paper businesses, which have operating margins slightly higher than United’s, will be accretive to earnings in 2006 and will position us well for continued growth and success in this category.”

“We see this combination as a wonderful opportunity for Sweet Paper customers, suppliers and employees,” said Michael Scheck, president of Sweet Paper.  “Lagasse has established an excellent reputation as a leading wholesaler of core janitorial and sanitary supplies, while Sweet Paper has established a reputation as a premier redistributor of foodservice and paper products. We have built our business on our expertise and through the personal relationships we have with each of our customers and suppliers. We now have an opportunity to expand our geographic reach through the Lagasse team that believes in the same value of personal service that we do.”

“We are very pleased to become a part of a larger company with Lagasse’s capabilities.  Our family welcomes the opportunity to work with the Lagasse team as we bring a broader product offering, category knowledge and enhanced service to Lagasse,” Scheck added.

Steve Schultz, president of Lagasse, said, “Joining forces with Sweet Paper will bring new customers, new products, additional expertise and an expanded sales force that will support our business growth as a market leader in the janitorial/sanitation and foodservice redistribution industry.  We are very excited about the future prospects and market potential for the combined businesses.”

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Forward-Looking Statements

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, anticipated future performance, results or events and other statements that are not strictly historical in nature.  These statements are based on management’s current expectations, forecasts and assumptions.  This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here.  These risks and uncertainties include, but are not limited to the following: United’s ability to integrate its acquisition of the Sweet Paper businesses and to realize the synergies and benefits anticipated from this transaction; United’s ability to effectively manage its operations and to implement general cost-reduction and margin-enhancement initiatives; United’s ability to successfully procure and implement new information technology (IT) packages and systems, integrating them with and/or migrating from existing IT systems and platforms without business disruption or other unanticipated difficulties or costs; United’s ability to effectively integrate past and future acquisitions into its management, operations, financial and technology systems; United’s timely and efficient implementation of improved internal controls in response to conditions previously or subsequently identified at its Canadian division or elsewhere, in order to maintain an effective internal control environment in compliance with the Sarbanes-Oxley Act of 2002; the conduct and scope of the SEC’s informal inquiry relating to United’s Canadian division or any formal investigation that may arise from this, and the ultimate resolution of any inquiry or investigation; the outcome of, and any costs associated with the defense of legal proceedings pending against the company; United’s reliance on key suppliers and the impact of variability in their pricing, allowance programs and other terms, conditions and policies, such as those relating to geographic or product sourcing limitations, price protection terms and return rights; variability in supplier allowances and promotional incentives payable to the company, based on inventory purchase volumes, attainment of supplier-established growth hurdles, and supplier participation in the company’s annual and quarterly catalogs and other marketing programs, and the impact of these supplier allowances and promotional incentives on the company’s gross margins; United’s reliance on key customers, and the business, credit and other risks inherent in continuing or increased customer concentration; continuing or increasing competitive activity and pricing pressures within existing or expanded product categories; increases in customers’ purchases directly from product manufacturers; United’s ability to anticipate and respond to changes in end-user demand and to effectively manage levels of any excess or obsolete inventory; the impact of variability in customer demand on United’s product offerings and sales mix and, in turn, on customer rebates payable, and supplier allowances earned, by the company and on United’s gross margin; reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; uncertainties related to any new regulations applicable to the company, including any new rulemaking by the SEC; acts of terrorism or war; and prevailing economic conditions and changes affecting the business products industry and the general economy.

About Lagasse

Lagasse, Inc. is a leading wholesale source for over 10,000 janitorial and sanitary maintenance products. Through its nationwide network of 24 distribution centers, Lagasse serves distributor customers from the janitorial and sanitation maintenance industry, including distributors focused on the paper, industrial, foodservice, safety, material handling and healthcare channels.  Lagasse is recognized in the marketplace as a distribution partner, providing integrated fulfillment, sales support and value-added marketing solutions to its customers.

About United Stationers

United Stationers Inc., with 2004 sales of $4.0 billion, is North America’s largest broad line wholesale distributor of business products. Its integrated computer-based distribution systems make more than 40,000 items available to approximately 15,000 resellers. United is able to ship products within 24 hours of order placement because of its 35 United Stationers Supply Co. distribution centers, 24 Lagasse distribution centers that serve the janitorial and sanitation industry, two Azerty distribution centers in Mexico that serve computer supply resellers, and two distribution centers that serve the Canadian marketplace. Its focus on fulfillment excellence has given the company an average order fill rate of better than 97%, a 99.5% order accuracy rate, and a 99% on-time delivery rate. For more information, visit www.unitedstationers.com.

The company’s common stock trades on The NASDAQ Stock Market® under the symbol USTR.

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